 Bankwell Financial Group3Q’18 Investor Presentation

 Safe Harbor  This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Bankwell's Story

Bankwell is one of the fastest growing and most profitable community banks in Connecticut.



BANKWELL MILESTONES
ASSETS
Dollars in thousands
$0
2002
Founded The Bank of New Canaan
$190,906
2007
Holding Company formed (BNC Financial Group)
$247,041
2008
Founded second bank, The Bank of Fairfield
$395,708
2010
Founded third bank, Stamford First Bank, a division of The Bank of New Canaan
$779,618
2013
The banks merge into "Bankwell"; Bankwell acquires The Wilton Bank
$1,099,531
2014
Bankwell acquires Quinnipiac Bank & Trust Company
$1,628,919
2016
Named one of the "Top 100 Best Performing Community Banks of 2016"[1]
$1,796,607
2017
Named to Sandler O'Neill "Sm-All Stars Class of 2017"[2]
$1,885,036
3Q18
Building franchise value with continued organic growth

1 Bankwell was named one of the "Top 100 Best Performing Community Banks of 2016" between $1 billion and $10 billion in assets nationwide based on certain metrics for the year ended December 31, 2016 by S&P Global Market Intelligence

2 Bankwell was named one of 29 banks nationwide to make the Sandler O'Neill + Partners list of "Sm-All Stars", and the only CT bank to make the list

3

 Bankwell Profile  $1.89B asset Connecticut-based bank with focus on CRE and C&I lending12 existing branches in Fairfield & New Haven Counties  Company Overview NASDAQ: BWFG  $162MM deposits per branch, excluding the 3 new branches opened in 2Q; highest in Fairfield & New Haven Counties1Attractive core market of Fairfield County / Bridgeport-Stamford-Norwalk MSAMost affluent MSA in the Nation in per capita personal income (PCPI)2  1 Source: S&P Global Market Intelligence’s Branch Competitors & Pricing Report as of 6/30/18, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)2 Source: Bureau of Economic Analysis’ Metropolitan Area Table, contained within the Local Area Personal Income, 2016 news release on 11/16/17   Existing branches (12) Fairfield County

 Why Bankwell?   Consistently strong performer in highly attractive markets  1 as of September 28th, 20182 as of September 30th, 2018

Strategic Priorities

Balance Sheet Diversification / Loan Growth

- Strategic expansion of C&I lending
- Price "smart", defend NIM through disciplined growth

Deposit Growth

- Opened three new branches
- Launched online deposit gathering
- Key Treasury Management initiatives, targeting Municipalities, Professional Services

Credit Quality

- Maintain discipline
- Expand portfolio management capabilities

Capital Management

- Maintain strong capital ratios
- Well-positioned for opportunistic M&A
- Dividend flexibility

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 3Q’18 Highlights  Profitability  Growth  Stability  $4.9 million Net Income1.03% Return on Average Assets 11.23% Return on Average Equity$22.20 Tangible Book Value  $1.6 billion of gross loans, 5% growth year over year$1.5 billion of deposits, 6% growth year over year3 new branches grew to $24MM in deposit balances$13.1MM of assets per employee  3Q’18 dividend of $0.12 declaredConsidered “Well Capitalized” with 10.14% Tier 1 Leverage11.43% CET1 / RWA12.61% Total Capital / RWA

 3Q Consolidated Statement of Income   2018 2017 V 1Total Interest Income $20.5 $18.3 $2.2Total Interest Expense $6.3 $4.5 $1.8Net Interest Income $14.2 $13.9 $0.4Provision for Loan Losses $0.3 $0.4 $(0.1)Net Interest Income after Provision $13.9 $13.5 $0.5Non Interest Income $0.9 $0.8 $0.0Non Interest Expense $8.9 $8.1 $0.7Pre-Tax Income $5.9 $6.2 $(0.2)Income Tax Expense $1.1 $1.9 $(0.8)Reported Net Income (Loss) $4.9 $4.3 $0.6EPS $0.62 $0.55 $0.07  Dollars in millions  Key driversNet Interest Income growth driven by loan originations, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses favorable due to improving historical loss trendsNon Interest Expense increase over prior quarter in support of ongoing business growth, reflected in increased C&B and Occupancy / Equipment expensesTax Expense reflects the impact of the new Corporate Tax Rate of 21%, vs prior rate of 35%  1 Variances are rounded based on actual whole dollar amounts

 3Q YTD Consolidated Statement of Income   2018 2017 V 1Total Interest Income $58.5 $52.5 $6.0Total Interest Expense $16.7 $12.0 $4.6Net Interest Income $41.9 $40.5 $1.4Provision for Loan Losses $0.6 $1.8 $(1.2)Net Interest Income after Provision $41.2 $38.6 $2.6Non Interest Income $3.3 $3.1 $0.2Non Interest Expense $26.8 $23.9 $2.9Pre-Tax Income $17.7 $17.8 $(0.1)Income Tax Expense $3.5 $6.0 $2.5Reported Net Income (Loss) $14.2 $11.7 $2.4EPS $1.80 $1.51 $0.29  Dollars in millions  Key driversNet Interest Income growth driven by loan originations, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses favorable due to improving historical loss trendsNon Interest Expense increase over prior quarter in support of ongoing business growth, including the opening of 3 new branches in ’18,reflected in increased C&B and Occupancy / Equipment expenses; Also impacted by reduced loan origination costs as a result of year-over-year lower loan volumeTax Expense reflects the impact of the new Corporate Tax Rate of 21%, vs prior rate of 35%  1 Variances are rounded based on actual whole dollar amounts

Financial Snapshot

Dollars in thousands, except per share data	2014	2015	2016	2017 [1]	1Q'18	2Q'18	3Q'18
Total assets	$1,099,531	$1,330,372	$1,628,919	$1,796,607	$1,831,243	$1,870,802	$1,885,036
Net loans	$915,981	$1,129,748	$1,343,895	$1,520,879	$1,534,565	$1,572,591	$1,585,465
Loans to deposits	110.7%	109.1%	105.6%	110.1%	108.7%	108.4%	107.2%
Efficiency ratio	68.7%	62.3%	56.5%	54.9%	62.0%	60.1%	59.6%
Net interest margin	3.84%	3.77%	3.54%	3.30%	3.15%	3.15%	3.17%
Total capital to risk weighted assets	13.55%	13.39%	12.85%	12.19%	12.35%	12.47%	12.61%
Return on average equity	5.13%	6.76%	8.94%	8.93%	11.35%	11.28%	11.23%
Tangible book value per share	$16.35	$17.43	$18.98	$20.59	$21.12	$21.56	$22.20
Net interest income	$31,660	$42,788	$49,092	$54,364	$13,705	$13,908	$14,246
Net income	$4,568	$9,030	$12,350	$13,830	$4,600	$4,715	$4,857
EPS (fully diluted)	$0.78	$1.21	$1.62	$1.78	$0.59	$0.60	$0.62

Quarterly ratios are year-to-date calculations

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

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 Financial Performance Trends  Net IncomeCAGR 38%   RevenueCAGR 15%   1 4Q’17 EPS reduced by $0.26 due to the impact of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items; on a “core” basis, 2017 EPS is $2.03, please refer to BWFG’s 4Q’17 Earnings Release for further detail  The third quarter efficiency ratio was 58.6%, bringing the year to date ratio down to 59.6%NIM has remained stable through 2018, currently at 3.17%, despite rising pressure on deposit costs  Dollars in millions  EPS $0.78 $1.21 $1.62 $1.78 $1.80Efficiency Ratio 68.7% 62.3% 56.5% 54.9% 59.6%NIM 3.84% 3.77% 3.54% 3.30% 3.17%          1

 Loan Portfolio  CAGR 16%  $1,543  $1,366  $1,148  $930  Dollars in millions  $1,608  ‘18 driven by strong originations offset by prepayments

Loan Portfolio

- Team of skilled credit analysts, most with > 10 years' experience
- Strong risk management practices in place
- Developed rigorous suite of risk management reports, enabling multi-level portfolio stratification
- Proven track record as CRE Lender
- C&I concentration grew from 15.1% in year-end 2015 to 18.0% in 3Q'18, while increasing loan portfolio $460MM over the same time period



Consumer Loans / Other 0.74%
Commercial Const. 5.73%
Residential 10.80%
C&I 17.97%
CRE Owner Occupied 10.68%
CRE Investor 54.08%

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 CRE Loan Portfolio  Retail Composition  $  %  Retail2  $168  55.30%  Grocery  $76   25.00%  Pharmacy  $27   9.03%  Restaurant  $17  5.50%  Gas / Auto Services  $16   5.16%  Total Retail  $303   100.00%  Average deal size is $2.1MM            Office Composition  $  %  Office (primarily suburban)  $207  71.62%  Medical  $80   27.67%  Condo  $2   0.70%  Total Office  $289  100.00%  Average deal size is $2.0MM      1 Includes Owner Occupied CRE2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented   1  Dollars in millions  At year-end 2017, Retail and Office concentrations were 27.21% and 27.90%, respectivelyProperty Type mix has diversified over 2018 while overall portfolio has grown

CRE Loan Portfolio[1]

Geography Distribution



TX
1.48%
NJ
1.59%
GA
1.59%
PA
1.88%
All Other
9.39%
NY
11.71%
CT
72.36%

- Measured approach to expansion
- Following existing customers to new locations
- Improved geographic diversification since year-end 2017

CRE to Risk Based Capital Ratio



440%
480%
471%
480%
462%
2016
2017
1Q18
2Q18
3Q18

- Proven track record as CRE Lender
- Strong risk management practices in place

[1] Includes Owner Occupied CRE

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Asset Quality

NPAs to Total Assets



0.39%
0.38%
0.20%
0.31%
1.14%
1.25%
1.17%
2014
2015
2016
2017
1Q'18
2Q'18
3Q'18
$MMs
NPAs $4.31 $5.04 $3.21 $5.48 $20.86 $23.33 $21.96

Update on the 2 recent NPAs

NPA #1 $4MM loan fully paid off in 3Q'18; BWFG recovered 100% principal plus default interest and expenses.

NPA #2 Continuing to work with borrower on multiple pathways to repayment; $3.1MM specific reserve balance as of 3Q.

- 1Q increase in NPAs driven by two specific relationships *(see update box to left)*
- 2Q NPAs increase attributable to required repurchase of guaranteed portion of SBA loan deemed an NPA in 1Q
- Subsequent reduction in 3Q NPAs given $4MM payoff *("NPA #1")*
- The total allowance for loan loss ("ALLL") reserve is $19.3MM and represents 1.20% of total loans



Allowance for Loan Loss
1.23%
0.01%
1.22%
1.20%
0.23%
0.98%
2017
3Q'18
General Reserve
Specific Reserve

- The general ALLL reserve provides 288% coverage of NPAs that do not carry a specific reserve
- Net Charge-Offs / Average Loans remains low at 0.02%

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 Deposits  CAGR 17%  $835  $1,047  $1,289  $1,398  Dollars in millions  $1,493  BWFG increasing deposits in a competitive market

 Deposit Market Share    Deposit Market Share            Location  2013  2014  2015  2016  2017  2018  New Canaan  19.77%  22.71%  24.40%  29.59%  31.10%  32.44%  Wilton  6.26%  6.87%  7.76%  9.85%  13.81%  15.18%  Fairfield  5.95%  7.65%  6.38%  7.58%  9.18%  9.14%  Norwalk  not applicable    1.44%  1.97%  2.92%  3.62%  Stamford  1.99%  2.84%  2.00%  1.92%  2.28%  2.50%  Darien  not applicable          0.31%  Westport  not applicable          0.05%  Fairfield County  1.51%  2.00%  1.94%  2.17%  2.54%  2.69%  New Haven County  0.40%  0.43%  0.45%  0.55%  0.61%  0.63%  From FDIC Market Share Report as of June 30, 2018Darien, Westport and 2nd Stamford locations opened June 9th, 2018  Growing deposit share in very competitive markets

Management Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets
Penko Ivanov EVP & CFO (*since 2016*)	25+	• CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience includes 8 years with GE Capital in various finance roles
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for CRE at First Union National Bank
David P. Dineen EVP & Head of Community Banking (*since 2016*)	30+	• Previously at Capital One Commercial Bank as the National Market Manager for Treasury Management and Deposit Services • Managed Retail Branch networks and Treasury Management sales teams at NorthFork Bank and Commerce Bank
Christine A. Chivily EVP & Chief Risk & Credit Officer (*since 2013*)	30+	• Previously a Risk Manager for CRE and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 years); Director - Northeast Region, Multifamily at Freddie Mac (5 years); Manager, Loan Servicing - Distressed Assets at M&T Bank
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	30+	• Previously Senior Managing Director, Global Head of Human Resources at The Blackstone Group (9 years) • Also at Citi Alternative Investments as MD & Global Head of Compensation & at Deutsche Bank as Head of Compensation (Americas) & as Global Compensation Mgr. for Private Equity & Investment Bank

Experienced management team with a diverse, non-community banking background

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